File Number 333-192997

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1 /A

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Bling Marketing, Inc.

(Exact name of registrant as specified in its charter)

Nevada	5094	46-3999052
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

150 West 46th Street, Suite 5R

New York, New York 10036

Telephone: (855) 307-2134

(Address and telephone number of registrant's

principal executive offices)

Dena Kurland

150 West 46th Street, Suite 5R

New York, New York 10036

Telephone: (855) 307-2134

 (Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all Correspondence to:

J.M. Walker & Associates

Attorneys At Law

7841 S. Garfield Way

Centennial, Colorado

Telephone: (303) 850-7637

Facsimile: (303) 482-2731

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [x]

Calculation of Registration Fee

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFER PRICE	AMOUNT OF REGISTRATION FEE
Common Stock (1)	1,000,000	$.25	$250,000	$32.20
Total	1,000,000	$.25	$250,000	$32.20

(1)

Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND IS SUBJECT TO COMPLETION AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Preliminary Prospectus                         Dated January 31, 2014

Bling Marketing, Inc.

Up to a maximum of 1,000,000 common shares at $0.25 per common share.

We are registering 1,000,000 common shares at the purchase price of $0.25 per common share for an aggregate offering price of $250,000.   If we do not sell at least 250,000 shares for a total of $62,500, we may not have sufficient funds to enable us to implement our business plan within the next twelve months.

The offering will commence on the effective date of this prospectus and will terminate on or before January 31, 2015.   We will not extend the offering beyond the termination date.   In our sole discretion, we may terminate the offering before all of the common shares are sold.

There is no market for our securities.  Our common stock is presently not traded on any public market or securities exchange, and we have not applied for listing or quotation on any public market.

We will sell the common shares ourselves and do not plan to use underwriters or pay any commissions.  We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares.  There is no minimum amount of common shares we must sell.  As such, no funds raised from the sale of our common shares will go into escrow, trust or another similar arrangement.   Because there is no minimum to our offering, if we fail to raise enough capital to commence operations, investors could lose their entire investment and will not be entitled to a refund.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced company reporting requirements.

Our auditor has expressed substantial doubt as to our ability to continue as a going concern.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 8 IN THIS PROSPECTUS.

Neither the SEC nor any state securities commission has approved these common shares or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Proceeds of the Offering
	Per Common Share	Total
Offering Price	$0.25	$250,000
Proceeds to registrant, before expenses	$0.25	$250,000

PROSPECTUS SUMMARY

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 8 and the financial statements.

General

Bling marketing, Inc. was incorporated in the State of Nevada on October 30, 2013. Our principal executive offices are located at 150 West 46th Street, Suite 5R, New York, New York, 10036. Our telephone number is 855-307-2134.

Operations

Bling is a marketer and wholesaler of affordable jewelry in the United States. Since inception, we have been developing our jewelry line and will be offering our line to jewelers once we have sufficient inventory .  We will offer a large selection of jewelry styles, consistent product quality, and prompt delivery of product orders. Our principal product line is a wide assortment of pendants, and rings. Our jewelry generally retails between $99 and $200.  We will offer over the latest styles of pendants, and rings.

We have not yet generated any revenues, but expect to begin generating revenues once we have completed the development of our jewelry line.

Common Shares

Outstanding prior

to the Offering

3,000,000

Common Shares being

sold in this offering

1,000,000

Terms of Offering

This is a self-underwritten public offering with no minimum purchase requirement.  Common shares will be offered on a best efforts basis and we do not intend to use an underwriter for this offering.  We do not have an arrangement to place the proceeds from this offering in an escrow, trust, or similar account.  And funds raised from the offering will be immediately available to us for our immediate use.

Termination of the

  Offering

The offering will commence on the effective date of this prospectus and will terminate on or before January 31, 2015.  In management’s sole discretion, we may terminate the offering before all of the common shares are sold.

Market for our common

 stock

Our common stock is not quoted on a market or securities exchange.  We cannot provide any assurance that an active market in our common stock will develop.

Use of proceeds

We will use the proceeds of this offering to add personnel to expand our business and will add personnel as required.  Should we be unable to raise at least $62,500, we would give priority to allocating capital to complete everything necessary to be ready to meet our SEC reporting requirements.  Any remaining capital would be used to fund working capital needs, including the employment of additional personnel.

RISK FACTORS

Our business is subject to numerous risk factors, including the following.

We cannot offer any assurance as to our future financial results. We have received a going concern opinion from our auditors. You may lose your entire investment.

Our independent auditors have included in their audit report, included with this prospectus, an explanatory note regarding our ability to continue as a going concern. Since we have not commenced any business operations to date, have a working capital deficit and that we must secure additional financing to commence our business plan; these matters raise substantial doubt about our ability to continue as a going concern. To date, we have completed only the preliminary stages of our business plan, which includes the formation of our company and the identification of our plan of operation. We cannot assure you that we will be able to generate sufficient revenue to achieve profitability. At this current time, we cannot predict with assurance the potential success of our business.  This increases the risk that we may not be able to continue as a going concern.

We have not commenced operations and, therefore, we are considered a "development stage" company. We have no meaningful historical data for an investor to evaluate. The revenue and income potential of our business and the market for online jewelry sales has not been proven. We will encounter risks and difficulties commonly faced by development stage companies in new and rapidly evolving markets. We intend to make significant investments in our infrastructure and website.   We estimate that we will require a minimum of $62,500 over the next twelve months to continue operations. . As a result, we will have a net loss from operations and may not be able to reach or sustain profitability in the future. If we fail to become profitable, we will be forced to cease operations.

We do not have a public market in our securities. If our common stock has no active trading market, you may not be able to sell your common shares at all.

We do not have a public market for our common shares. Our securities are not traded on any exchange. We cannot assure you that an active public market will ever develop. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

All proceeds from this offering will be sent directly to the company.  We are not using an escrow account as part of this offering, and as a result, your investment is non-refundable.

We are not using an escrow account for gathering the proceeds of this offering, and instead are having all proceeds sent directly to the company for our use.  As a result, all funds received during this offering will be put to immediate use in furtherance of our business plan, and is thus non-refundable.  Further, if we do not raise sufficient funds to continue our business plan, the money raised in this offering will be used for fulfilling our SEC reporting requirements and for additional fundraising efforts.

We may need to raise additional funds in the future. These funds may not be available on acceptable terms or at all, and, without additional funds, we may not be able to maintain or expand our business.

Our operations require substantial funds to finance our operating expenses, to maintain and expand our marketing and sales capabilities and to cover public company costs. Without these funds, we may not be able to meet our goals.

We may seek additional funding through public or private financing or through collaborative arrangements with strategic partners. However, you should also be aware that in the future:

•

we cannot be certain that additional capital will be available on favorable terms, if at all;

•

any available additional financing may not be adequate to meet our goals; and

•

any equity financing would result in dilution to stockholders.

If we cannot raise additional funds when needed, or on acceptable terms, we may not be able to effectively execute our growth strategy (including entering the retail market), take advantage of future opportunities, or respond to competitive pressures or unanticipated requirements. In addition, we may be required to scale back or discontinue expansion plans, or obtain funds through strategic alliances that may require us to relinquish certain rights.

We do not meet the requirements for our stock to be quoted on NASDAQ, American Stock Exchange or any other senior exchange and the tradability in our stock will be limited under the penny stock regulation.

The liquidity of our common stock is restricted as Bling's common stock falls within the definition of a penny stock.

SEC regulations also require additional disclosure in connection with any trades involving a penny stock, including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks.  In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer.  The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.  In addition, few brokers or dealers are likely to undertake these compliance activities.  Price fluctuations and the lack of a liquid market make trading in penny stocks a riskier investment.

These requirements may restrict the ability of broker/dealers to sell the company's common stock, and may affect the ability to resell the company's common stock.

We are dependent on Dena Kurland and key management personnel. The failure to attract and retain the necessary personnel could have a materially adverse effect on our business, operations and financial condition.

Our success is dependent upon, among other things, the services of Dena Kurland, chief executive officer. The loss of Ms. Kurland's services could have a material adverse effect on our business, operations and financial condition. We do not have key-man life insurance policy for Ms Kurland. Our CEO, Dena Kurland has held management positions within the jewelry industry for Two years.

The expansion of our business will place further demands on existing management and future growth. Profitability will depend, in part, on our ability to hire and retain the necessary personnel to operate our business. There is no certainty that we will be able to identify, attract, hire, train, retain and motivate other highly skilled technical, administrative, managerial, marketing and customer service personnel. Competition for such personnel are intense and there is no certainty that we will be able to successfully attract, integrate or retain sufficiently qualified personnel. The failure to attract and retain the necessary personnel could have a materially adverse effect on our business, operations and financial condition.

Dena Kurland, our chief executive officer, currently owns 100% of our outstanding common stock.  You may not have any control over the direction of the company.

Dena Kurland, our CEO, currently owns 100% of the outstanding common stock.  At the end of this offering, assuming every share has been sold, she will own 75% of the outstanding common stock and will thus have complete control over all decisions made by the company.  As a result, your investment may not ever be sufficient to enable you to influence the direction of the company.

Our success may depend on the ability of our wholesalers and distributors to implement viable marketing initiatives.

We will offer the majority of our products through distributors and small retailers. Our success is dependent upon the ability of these distributors to implement viable marketing initiatives. Many of these distributors may carry products from several different companies. There is a risk that these distributors will give priority to the products of other suppliers. The reduction or loss in sales by one or more of our distributors, or the inability to attract new distributors, could have a material adverse effect on our business.

As most jewelry purchases are discretionary in nature, a down turn in general economic conditions may cause our revenues to decline.

Jewelry purchases are discretionary for consumers and may be particularly affected by adverse trends in the general economy. The success of our operations depends to a significant extent upon a number of factors relating to discretionary consumer spending, including economic conditions that affect disposable consumer income such as: employment; wages and salaries; business conditions; interest rates; availability of credit; and taxation for the economy as a whole and in regional and local markets where we operate. There can be no assurance that consumer spending will not be adversely affected by general economic conditions and negatively impact our results of operations or financial conditions. Any significant deterioration in general economic conditions or increases in interest rates may inhibit consumers' use of credit and cause a material adverse effect on our net sales and profitability. Furthermore, any downturn in general or local economic conditions in the markets in which we operate could materially adversely affect our collection of outstanding customer accounts receivables.

If we are unable to anticipate consumer preferences, we may not become profitable.

Our success depends upon our ability to anticipate and respond to changing consumer preferences in a timely manner. Any failure by us to identify and respond to changing consumer tastes could hurt our sales. If we misjudge the market for our products, we may be faced with unsold inventory.

Most of our sales are of products that include gold, precious metals and other commodities, and fluctuations in the availability and pricing of commodities would adversely impact our ability to obtain products at favorable prices.

The jewelry industry generally is affected by fluctuations in the price and supply of diamonds, gold, and, to a lesser extent, other precious and semi-precious metals and stones.  A significant increase in the price of gold could increase our costs beyond the amount that we are able to pass on to our customers, which would adversely affect our sales and profitability.  Although we generally attempt to pass increased commodity prices to our customers, there may be circumstances in which we are not able to do so, which would adversely affect our sales, margins and customer relations.

Furthermore, the value of our inventory may be affected by commodity prices. We record the value of our inventory at the lower of our cost (using the first-in, first-out method) or market value. As a result, decreases in the market value of precious metals such as gold would result in a lower stated value of our inventory, which may require us to take a charge for the decrease in the value of our inventory.

We may not be able to compete in the highly competitive jewelry industry and may never become profitable.

The jewelry industry is highly competitive. We compete with a large number of established jewelry manufacturers and importers that have significantly greater experience than us in designing, developing, marketing and distributing such products, and who have significantly

Greater financial, distribution, advertising and marketing resources than we do. Increased competitive pressures from current and future competitors could have a material adverse effect on our business.

We do not have any written agreements with our jewelry designers and manufacturing personnel. We may not be able to retain their services.

Our jewelry designers and manufacturing personnel are paid on a piecework basis. We have not entered into any written agreements. We cannot assure you that we will be able to retain their services in the future. As a result, the cost of obtaining similar quality services may negatively effect our operations if our relationship with any of these individuals ceases. Additionally, we may not be able to find qualified designers or manufacturing personnel to replace these individuals.  We do not have any manufacturing personnel on staff, and as a result are wholly dependent on out of house manufacturing for the creation of our products.

Delays in prompt payments from our customers or disputes may adversely affect our business.

We are and will be dependent upon reasonably prompt payments from our customers to include large commercial businesses, government bodies and other contracted parties. Delays or disputes may materially affect our cash flow and place our operations in substantial jeopardy. We are not certain we can obtain bank lines of credit for financing receivables, if needed, or that the terms of such credit would be reasonable or affordable.

We will incur increased costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which could adversely affect our results of operations.

As a public company, we will incur legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting and corporate governance requirements.  These requirements include compliance with Section 404 and other provisions of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules implemented by the Securities and Exchange Commission and other applicable securities or exchange-related rules and regulations.  In addition, our management team will also have to adapt to the requirements of being a public company.  We expect complying with these rules and regulations will substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly.

The increased costs associated with operating as a public company will decrease our net income or increase our net loss, and may require us to reduce costs in other areas of our business or increase the prices of our products or services.  Additionally, if these requirements divert our management’s attention from other business concerns, our results of operations could be adversely affected.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding an annual nonbinding advisory vote on executive compensation and seeking nonbinding stockholder approval of any golden parachute payments not previously approved.  We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We will remain an “emerging growth company” for up to five years, although we would cease to be an “emerging growth company” prior to such time if we have more than $1 billion in annual revenue, more than $700 million in market value of our common stock is held by non-affiliates or we issue more than $1 billion of non-convertible debt over a three-year period.

We are an “emerging growth company” and we cannot be certain whether the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding an annual non-binding advisory vote on executive compensation and nonbinding stockholder approval of any golden parachute payments not previously approved.  We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions.  If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  However, we are choosing to opt out of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies.  Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

FORWARD LOOKING STATEMENTS

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties.  We have made the forward-looking statements with management’s best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law.  Therefore, the actual experience of the registrant, and results achieved during the period covered by any particular projections and other forward-looking statements should not be regarded as a representation by the registrant, or any other person, that we will realize these estimates and projections, and actual results may vary materially.  We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

PLAN OF DISTRIBUTION

This prospectus relates to the sale of 1,000,000 common shares by the registrant.

There is no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the over-the-counter market.  We do not yet have a market maker who has agreed to file such application.

The Offering

We intend to sell the 1,000,000 common shares ourselves and do not intend to use underwriters or pay any commissions for these sales.  We will be selling our common shares using the best efforts of our officers and directors..  No officer or director will receive any compensation for sales made.

In accordance with Rule 3(a)(4)(ii) of the Securities Exchange Act of 1934, our officers and directors primarily perform substantial duties on behalf of the issuer that have no connection to securities transactions.

None of our officers or directors are a broker or dealer or and associated person of a broker or dealer, nor have they been within the preceding 12 months.  They will not participate in selling an offering of securities for any issuer more than once every twelve months other than in reliance on Rule 3(a)(4)(i) and (iii).

There is no plan or arrangement to enter into any contracts or agreements to sell the common shares with a broker or dealer.  Our officers and directors will sell the common shares and intend to offer them to friends, family members and business acquaintances.

There is no minimum amount of common shares we must sell so no money raised from the sale of our common shares will go into escrow, trust or another similar arrangement.

Penny Stock

Under the rules of the Securities and Exchange Commission, our common stock will come within the definition of a “penny stock” because the price of our common stock on the OTC Bulletin Board is below $5.00 per share.  As a result, our common stock will be subject to the "penny stock" rules and regulations.  Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stock.  These regulations require broker-dealers to:

   -  Make a suitability determination prior to selling penny stock to the purchaser;

   -  Receive the purchaser’s written consent to the transaction; and

   -  Provide certain written disclosures to the purchaser.

DESCRIPTION OF BUSINESS

Overview

Bling is a marketer of affordable jewelry in the United States. Since inception, we have been focusing on developing our jewelry line.

We began working with manufacturers to put together our jewelry line since the beginning of October 2013. We currently have one sales rep that will be marketing our products.

Business Strategy

Our current business model calls for the implementation of the following strategies:

- Maintain a Broad Product Mix – We will maintain a broad product mix so that we can meet the varying needs of potential customers. This also enables us to supply each customer with a number of different styles of each product, which jewelry wholesaler and retailers generally like to have in stock. We currently will offer different styles of earrings, pendants, and rings.

We will provide earrings and other jewelry products that incorporate traditional styles and designs. While we will regularly update our product lines and offer new products, we seek to avoid designs incorporating fashion trends that are expected to have short life cycles. This approach enables us to avoid accumulating obsolete inventory

- Marketing of our product lines - Our marketing strategy is to increase brand recognition of the Bling name. This includes advertising in consumer magazines, daily newspapers and online publications.

For the next six months, we shall only concentrate on the marketing of our products through our sales rep. Other business activities will only be pursued if we raise at least $ 62,500 and/or when we begin to generate a positive cash flow, if ever.   We need a minimum of $62,500 to implement our plan of operations.   The cost of expanding our product line is on a piecemeal basis and is yet to be determined.

We have not yet taken any steps to secure customers, as we are still in the process of creating our product line.  Once our product line has been completed, we will begin marketing efforts.  No sales have been made to date.

Our Products - Principal product line.

Our principal product line will be a wide assortment of earrings, pendants, and rings.  We estimate that our sample lines will be ready to be shown to customers in February 2014, and we will be trying to bring in sales once that line is ready.

We will also offer earrings and pendants to match some of our rings so that the products can be sold as a set.

We will regularly update our product lines and offer new products.  We will be working closely with our suppliers to bring new products to market on a regular basis.

The principal goal of our marketing program is to maximize the perceived value of our products and enhance the appearance of the jewelry without causing corresponding increases in product costs.  We are seeking products that are of basic styles, but attractive enough to encourage moderately priced impulse purchases.

Pricing

The prices for our jewelry are determined on an individual piece-by- piece basis depending on the amount of gold in the design and if there are any stones set in to the different items.

Our prices are generally set based upon the cost of the precious metals, the cost of the contract craftsperson's labor, and thereafter a general mark-up. We currently fix the metal price on the date of shipping. As orders increase, we intend to lessen the risk of market fluctuations in the price of gold by either using the price we pay for the gold to determine the prices we charge to our customers for finished products incorporating the gold or by maintaining appropriate forward contracts for the purchase of gold which protects us against fluctuations in the price of gold between the order date and the date of sale.  Our jewelry generally retails between $100 to $200.

Suppliers

We purchase our jewelry from a variety of suppliers and we do not believe the loss of any of the suppliers would have a material effect on our business. Alternative sources of jewelry suppliers are available.

We have no continuing contracts with any of our suppliers and our relationship with them may be terminated by either party at any time. We are not dependent upon any particular supplier .We have not encountered and do not envisage in the future, any difficulty in obtaining sufficient product for our needs.

Marketing

Our marketing strategy is to increase brand recognition of the Bling name. We intend to market and sell our jewelry primarily through our in-house sales and marketing team , through direct presentations at customer's locations, through the use of catalogues and trade show exhibitions and other advertising media. This includes advertising in consumer magazines, and online publications.

Competition

The jewelry industry is highly competitive, both in the United States and on a global basis.  Bling encounters competition primarily from manufacturers with national and international distribution capabilities and, to a lesser extent, from small regional suppliers of jewelry. Our competitors include domestic and foreign jewelry manufacturers, wholesalers, and importers who may operate on a national, regional, and local scale.

The principal competitive factors in the industry are price, quality, and design and customer service. The recent trend towards consolidation at the retail level in the jewelry industry and low labor costs outside of the United States may increase the level of competition facing Bling.

Product availability and the ability to offer consistent product quality at competitive prices tend to be the key competitive factors to the customer segments that we serve. Some of our competitors may specialize in sales to particular distribution channels and may have relationships with customers in those distribution channels that make competition by us more difficult. We believe that the recent trend towards consolidation at the retail level in the jewelry industry will increase the level of competition in the markets in which we compete.

We believe that the principal competitive factors in our market include:

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service functionality, quality and performance;

-

ease of use, reliability, scalability and security of services; customer service and support;

-

establishing a significant base of customers and distribution partners;

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ability to introduce new services to the market in a timely manner;

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ability to integrate with third-party offerings and services; and

-

pricing.

Many of our current and potential competitors have longer operating histories, significantly greater financial, technical, and other resources and greater name recognition than we have. Our current and future competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements. Some of these competitors have dominant positions in other markets and may seek to leverage those positions to expand their presence, which may make it more difficult for others to compete. In addition, current and potential competitors have established, and may in the future establish, cooperative relationships with third parties and with each other to increase the availability of their products and services to the marketplace.

Competitors may introduce products or services that have better capabilities or performance, lower prices, or broader distribution or market acceptance, which could cause us to lose customers, lose revenue and earnings, lose market share or require us to increase expenses or reduce the price of our services, any of which could harm our business and operating results.

Distribution

We will ship our products in bulk to our wholesale distributors once our product lines have been completed .  We will provide additional services to certain customers to meet their specific marketing needs, such as tagging, boxing.   No shipping has been done to date.

We will reduce gross sales by the amount of returns and discounts to determine net sales each month. Each month we establish a reserve for returns based on our historical experience, the amount of gross sales and the customer base.

We currently have no contracts with any customers.  We will be taking orders for made-to-order products from customers, but our relationships with these customers may be terminated by either party at any time.

Seasonal Nature of Business

Wholesale purchases of jewelry are generally weighted to the third quarter. While our sales are subject to seasonal fluctuations, these fluctuations should be mitigated to a degree by the early placement of orders, particularly for the Christmas holiday season. For most manufacturers, these sales patterns reflect a business that tends to fall one-third in the first half of the year with the remaining two- thirds in the second half of the year.

Patents, Trademarks, Intellectual Property, and Proprietary Protection

Bling does not own or license any patents, trademarks, or service marks that are material to our business.

Insurance

We maintain primary all-risk insurance, with coverage in excess of our current inventory levels (including consigned gold), to cover thefts and damage to inventory located on our premises and insurance on Bling goods in transit. We also maintain insurance covering theft and damage to inventory at our suppliers' locations. The amount of coverage available under such policies is limited and may vary by location, but generally is in excess of the value of the gold held by a particular supplier. Additional insurance coverage is provided by some of Bling's suppliers. We also maintain fidelity insurance, which is insurance providing coverage against theft or embezzlement by our employees.

Employees

We presently have one full-time employees and one part-time employee. Our jewelry designers will be paid on a piecework basis and our sales representatives are paid on a commission basis. There are no written agreements.

Properties

Our corporate offices are located at 150 west 46th Street, Suite 5R, New York, New York, 10036. Our telephone number is 855-307-2134.  These offices consist of 400 square feet that are leased on a month to month basis for $500.00 per month.  The first 4 months of rent are free.  The lease expense to be incurred after the first four months has been included in our ongoing estimate of expenses.

Reports to Security Holders

We will file the necessary quarterly and other reports with the Securities and Exchange Commission.  Although we will not be required to deliver our annual or quarterly reports to security holders, we intend to forward this information to security holders upon receiving a written request to receive such information.  The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Securities and Exchange Commission located at 100 F Street N.E., Washington, D.C. 20549.

Copies of such material may be obtained by mail from the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.  Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.  In addition, the Commission maintains a World Wide Website on the Internet at: http://www.sec.gov that contains reports and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

USE OF PROCEEDS

Any proceeds received from the sale of our common shares will be deposited directly into the operating account of Bling. We will be attempting to raise up to $250,000, minus expenses of $ 25,500 , from the sale of our common shares. These proceeds will be used as follows:

	100%	75%	50%	25%
Gross Proceeds	$250,000	$187,500	$125,000	$62,500
Less Offering Expenses	(25,500)	(25,500)	(25,500)	(25,500)
Net Offering Proceeds	$224,500	$162,000	$99,500	$37,000

Sales and Marketing	$170,000	$110,000	$50,000	$15,000
Legal and Accounting	14,500	12,000	9,500	6,000
Working Capital	40,000	40,000	40,000	16,000
Net Proceeds	$224,500	$162,000	$99,500	$37,000

Our offering expenses are comprised of legal and accounting expenses.   Our officers and directors will not receive any compensation for their efforts in selling our shares.

Working capital may also consist of income taxes, interest expense, jewelry sales commissions and administrative expenses

In the event we are not successful in selling all of the securities to raise at least $62,500, we would utilize any available funds raised the following order of priority:

- For general and administrative expenses, including legal and accounting fees and administrative support expenses incurred in connection with our reporting obligations with the SEC.

- For sales and marketing and

- For the purchase of equipment and hardware.

We need to raise a minimum of $62,500 to implement our plan of operations.

DETERMINATION OF OFFERING PRICE

Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.  We are offering the common shares at a price of $0.25 per share.  Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share.  The price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

The offering price was determined arbitrarily based on a determination by the board of directors of the price at which they believe investors would be willing to purchase the shares.  Additional factors that were included in determining the offering price are the lack of liquidity resulting from the fact that there is no present market for our stock and the high level of risk considering our lack of profitable operating history.

DILUTION

Upon the completion of the offering, there will be up to 4,000,000 common shares outstanding.  The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Funding Level	$250,000	$187,500	$125,000	$ 62,500

Offering price	$ 0.25	$ 0.25	$ 0.25	$ 0.25
Net tangible book value per common share before offering	$(0.0002)	$(0.0002)	$(0.0002)	$(0.0002)
Increase/ Decrease per common share attributable to investors	$ 0.06	$ 0.04	$ 0.03	$ 0.01
Pro forma net tangible book value per common share after	$ 0.06	$ 0.04	$ 0.03	$ 0.01
Dilution to investors	$ 0.19	$ 0.21	$ 0.22	$ 0.24
Dilution as a percentage of offering price	76%	84%	88%	96%

Based on 3,000,000 common shares outstanding as of January 31, 2014 and total stockholder's deficit of $(539) utilizing audited financial statements.

Since inception, the officers, directors, promoters and affiliated persons have paid an aggregate average price of $.0001 per common share in comparison to the offering price of $.25 per common share.

Further Dilution

The registrant may issue equity and debt securities in the future.  These issuances and any sales of additional common shares may have a depressive effect upon the market price of the registrant's common shares and investors in this offering.

DIVIDEND POLICY

We have never declared or paid any dividends. In addition, we anticipate that we will not declare dividends at any time in the foreseeable future.

Instead, we will retain any earnings for use in our business. This policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.

No distribution may be made if, after giving it effect, we would not be able to pay its debts as they become due in the usual course of business; or the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. The board of directors may base a determination that a distribution is not prohibitive either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation of other method that is reasonable in the circumstances.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We will be selling our product line through our in house representative for the first six months until we can add on additional outside sales reps.

Our performance will be significantly affected by changes in general economic conditions and, specifically, shifts in consumer confidence and spending. Additionally, our performance will be affected by competition from regional, national and international jewelry chains, independent jewelry stores, general merchandisers, internet retailers and warehouse clubs. Management believes that as the jewelry industry continues to consolidate, competition with respect to price will intensify. Such a heightened competitive pricing environment will make it increasingly important for us to successfully distinguish us from competitors based on unique products, quality and superior service and operating efficiency.

The jewelry industry is seasonal in nature and we believe we will earn a significant portion of earnings generated during the third fiscal quarter holiday selling season.

We are currently not aware of any other known material trends, demands, commitments, events or uncertainties that will have, or are reasonable likely to have, a material impact on our financial condition, operating performance, revenues and/or income, or results in our liquidity decreasing or increasing in any material way.

Plan of Operations

We believe that we will need to increase net sales and expand gross margin by continuing to develop, and source quality products as well as bringing in additional outside salesman.

We have been working with manufacturers to put together our jewelry line since the beginning of October 2013.  We have received sample pieces from our manufacturers and are using them to create a sample line for distribution.  We are in the process of working on selection and item pricing to complete our first sample line, which we expect to present to customers in February 2014, with sales commencing soon thereafter.

We have not yet taken any steps to secure customers, as we are still in the process of creating our product line.  Once our product line has been completed, we will begin marketing efforts.  Our marketing strategy is to increase brand recognition of the Bling name by advertising in consumer magazines, daily newspapers and online publications.   No sales have been made to date.

On an ongoing basis, we will need to:

Milestone	Timeline	Estimated Cost
Establish a jewelry product line	1-3 months	$ 7,500 to $10,000
Execute our marketing strategy to enhance customer awareness of our brand	3-12 months	$ 2 5,000 to $170,000
Expand distribution channels	6-9 months	$ 3 0,000 to $ 45 ,000

Our current cash balance is estimated not to be sufficient to fund our current operations. We will try to increase the sales to raise much needed cash for the remainder of the year, which will be supplemented by our efforts to raise cash through the issuance of equity securities. It is our intent to secure a market share in the jewelry industry which we feel will require additional capital over the long term to undertake sales and marketing initiatives, and to manage timing differences in cash flows.   We estimate that we will need to raise a minimum of $62,500 in order to fund our operations for the next twelve months.

In the event we are not successful in selling all of the securities to raise $250,000, we would give priority to allocating capital to the purchase of equipment and hardware and launching marketing and sales initiatives to develop sales in the industries we are currently working in. Any remaining capital would be used to fund our working capital needs.

In the event we are not successful in selling all of the securities to raise at least $ 62,500 , we would utilize any available funds raised the following order of priority:

- for general and administrative expenses, including legal and accounting fees and administrative support expenses incurred in connection with our reporting obligations with the SEC.

- For sales and marketing; and

- For the purchase of equipment and hardware.

Liquidity and Capital Resources

For the period from October 30, 2013 (inception) through October 31, 2013, we did not pursue any investing activities.

For the period from October 30, 2013 (inception) through October 31, 2013, we received $300 as proceeds from the issuance of common stock and $200 as proceeds from short-term borrowings.  As a result, we had net cash provided by financing activities of $500 for the period from October 30, 2013 (inception) through October 31, 2013.

We had cash and cash equivalents of $500 on hand at October 31, 2013.  If additional funds are required in connection with our present planned business operations or for Exchange Act filings or other expenses, such funds may be advanced by management or principal stockholders.

Results of Operations

For the period from October 30, 2013 (inception) to October 31, 2013, we did not earn any revenues.  We paid other costs of $325 and professional fees of $514.  As a result, we had a net loss of $839 for the period from October 30, 2013 (inception) to October 31, 2013.

The costs incurred for the period from October 30, 2013 (inception) to October 31, 2013 were primarily the costs associated with a startup company.

We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Going Concern

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. In the near term, Bling expects operating costs will exceed funds generated from operations. As a result, we expect to continue to incur operating losses and may have insufficient funds to grow its business in the near future. We can give no assurance that it will achieve profitability or be capable of sustaining profitable operations. As a result, operations in the near future are expected to continue to use working capital.

For the next six months, we shall only concentrate on the marketing of our products through our in house sales rep.  The ability of Bling to continue as a going concern is dependent on our ability to raise at least $ 62,500 through this offering and the success of our future operations.

Off-Balance Sheet Arrangements

The registrant had no material off-balance sheet arrangements as of October 31, 2013.

Critical Accounting Policies and Estimates

Management's discussion and analysis of its financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.  On an on- going basis, we evaluate our estimates, including those related to the reported amounts of revenues and expenses and the valuation of our assets and contingencies.  We believe our estimates and assumptions to be reasonable under the circumstances.  However, actual results could differ from those estimates under different assumptions or conditions. Our financial statements are based on the assumption that we will continue as a going concern.  If we are unable to continue as a going concern we would experience additional losses from the write-down of assets.

We are an “emerging growth company” as defined in the JOBS Act of 2012.  Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  However, we are choosing to opt out of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies.  Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

New Accounting Pronouncements

The registrant has adopted all recently issued accounting pronouncements.  The adoption of the accounting pronouncements, including those not yet effective, is not anticipated to have a material effect on the financial position or results of operations of the registrant.

   DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our bylaws provide that the number of directors who shall constitute the whole board shall be such number as the board of directors shall at the time have designated. We confirm that the number of authorized directors has been set at five pursuant to our bylaws. Each director shall be selected for a term of one year and until his successor is elected and qualified. Vacancies are filled by a majority vote of the remaining directors then in office with the successor elected for the unexpired term and until the successor is elected and qualified. The directors, officers and significant employees are as follows:

Name	Age	Positions Held	Term of Office
Dena Kurland	23	CEO, Director	Inception to Present
150 West 46th Street, Suite 5R
New York, NY 10036

Emily Mase-Rosenblum	23	Secretary	Inception to Present
150 West 46th Street, Suite 5R
New York, NY 10036

Business Experience

Dena Kurland, CEO and Director, has been in the jewelry industry from 2011-2013. She founded Bling in 2013. Prior to Bling, Ms. Kurland worked for Ben-Gee Creations for 2 years; she worked in product development as well as in house sales and marketing.  From 2010 to 2011, Ms. Kurland worked for Bathtique in there sales department. From 2009, Ms. Kurland worked as a teachers’ assistant at Yeshiva Darchei Torah

Emily Mase-Rosenblum, Secretary. Graduated with her BA from Turo College in June 2013 and has been working since an executive assistant at Yali wigs and jewels handling bookkeeping as well as inventory records.

The above named director will serve in their capacity as director until our next annual shareholder meeting to be held within six months of our fiscal year's close. Directors are elected for one-year terms.

Our officers and directors intend to devote 100% of their time to Bling Marketing, Inc. which will equate to roughly 40 hours per week.

Executive Compensation

We have made no provisions for paying cash or non-cash compensation to our officers and directors. No salaries are being paid at the present time, no salaries or other compensation were paid in cash, or otherwise, for services performed prior to October 30, 2013, our date of inception, and no compensation will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception October 30, 2013 through October 31, 2013.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Comp	Nonqualified Deferred Comp Earnings
Dena Kurland	2013	n/a	n/a	n/a	n/a	n/a	n/a
CEO
Emily Mase-Rosenblum	2013	n/a	n/a	n/a	n/a	n/a	n/a

We do not have any standard arrangements by which directors are compensated for any services provided as a director.  No cash has been paid to the directors in their capacity as such.

Outstanding Equity Awards

Our directors and officers do not have unexercised options, stock that has not vested, or equity incentive plan awards.

Options/SAR Grants

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or directors since inception.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.  No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by our officer or director or employees or consultants since inception.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for this purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Family Relationships

None

Involvement in Certain Legal Proceedings

None of our directors, executive officers and control persons have been involved in any of the following events during the past ten years:

- Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time, - Any conviction in a criminal proceeding or being subject to any pending criminal proceeding (excluding traffic violations and other minor offenses);

- Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities,; or

- Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Change-In-Control Arrangements

There are currently no employment agreements or other contracts or arrangements with our officers or directors.  There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of any of our directors, officers or consultants.  There are no arrangements for our directors, officers, employees or consultants that would result from a change-in-control.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of our outstanding shares of common stock owned by:

     (i) each person known to us to beneficially own more than 5% of its outstanding common stock,

    (ii) each director,

   (iii) each named executive officer and significant employee, and

    (iv) all officers and directors as a group.

Name and Address	Amount	Percentage (1)	Percentage After Offering (2)
Dena Kurland	3,000,000	100%	75%

Emily Mase-Rosenblum	0	0%	0%

Officers and Directors
As a group (2 person)	3,000,000	100%	75%

(1)

Based upon 3,000,000 outstanding common shares as of January 31, 2014.

(2)

Based upon 4,000,000 outstanding common shares, assuming 100% completion of the offering.

Change in Control

We are not aware of any arrangement that might result in a change in control of our company in the future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director Independence

We intend to quote our securities on the OTC Bulletin Board, which does not have any director independence requirements. Once we engage further directors and officers, we plan to develop a definition of independence and scrutinize our Board of Directors with regard to this definition.

Related Party Loan

At October 31, 2013, Dena Kurland, the chief executive officer and a director of the registrant, provided $714 in advances to the registrant for its working capital purposes.  The loan is unsecured, bears no interest and is repayable on demand.

On October 31, 2013, the registrant issued 3,000,000 common shares to Dena Kurland, the chief executive officer and a director of the registrant, at a price of $0.0001 per share, for $300 cash.

DESCRIPTION OF CAPITAL STOCK

The following statements constitute brief summaries of Bling's certificate of incorporation and bylaws, as amended.

Common Shares

Bling's articles of incorporation authorize it to issue up to 25,000,000 common shares and no preferred shares, $0.0001 par value per common share.

Liquidation Rights

Upon liquidation or dissolution, each outstanding common share will be entitled to share equally in the assets of Bling legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights

There are no limitations or restrictions upon the rights of the board of directors to declare dividends out of any funds legally available therefore. Bling has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The board of directors initially may follow a policy of retaining earnings, if any, to finance the future growth of Bling.

Accordingly, future dividends, if any, will depend upon, among other considerations, Bling's need for working capital and its financial conditions at the time.

Voting Rights

Holders of common shares of Bling are entitled to voting rights of one hundred percent. Holders may cast one vote for each share held at all shareholders meetings for all purposes.

Other Rights

Common shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional common shares. Common Shares do not have cumulative voting features. Our bylaws allow action to be taken by written consent rather than at a meeting of stockholders with the consent of the holders of a majority of shares entitled to vote.

Transfer Agent

Upon completion of the offering, Olde Monmouth Stock Transfer will act as Bling's transfer agent.

SHARES ELIGIBLE FOR FUTURE SALE

Upon the date of this prospectus, there are 3,000,000 shares of our common stock outstanding of which no common shares may be freely traded without restriction.

Upon the effectiveness of this registration statement, up to an additional 1,000,000 common shares may be issued and will be eligible for immediate resale in the public market. The remaining common shares will be restricted within the meaning of Rule 144 under the Securities Act, and are subject to the resale provisions of Rule 144.

In general, under Rule 144, a person who has beneficially owned, for at least one year, shares of common stock that have not been registered under the Securities Act or that were acquired from an affiliate of Bling is entitled to sell within any three-month period the number of shares of common stock that does not exceed the greater of:

- one percent of the number of then outstanding shares of common stock, or

- the average weekly reported trading volume during the four calendar weeks preceding the sale.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker. A person who is not an affiliate of Bling under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least two years is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions. Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the two year holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer as provided in the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

    Item 5(a)

a)  Market Information.  Our common stock is not quoted on a market or securities exchange.  We cannot provide any assurance that an active market in our common stock will develop.  We intend to quote our common shares on a market or securities exchange.

b)  Holders.  At January 31, 2014, there was one (1) shareholder of the registrant.

c)  Dividends.  Holders of the registrant's common stock are entitled to receive such dividends as may be declared by its board of directors.  No dividends on registrant's common stock have ever been paid, and the registrant does not anticipate that dividends will be paid on its common stock in the foreseeable future.

d)  Securities authorized for issuance under equity compensation plans.  No securities are authorized for issuance by the registrant under equity compensation plans.

Plan Category	Number of Securities Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance
Equity Compensation Plans Approved by Security Holders	n/a	n/a	n/a
Equity Compensation Plans Not Approved by Security Holders	n/a	n/a	n/a
Total	n/a	n/a	n/a

e)  Performance graph

Not applicable.

f)  Sale of unregistered securities.

On October 31, 2013, the registrant issued 3,000,000 common shares to Dena Kurland, the chief executive officer and a director of the registrant, at a price of $0.0001 per share, for $300 cash.  These securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933 to sophisticated investors.

    Item 5(b)  Use of Proceeds.  As described herein

    Item 5(c)  Purchases of Equity Securities by the issuer and affiliated purchasers.  None.

EXPERTS

Dov Weinstein & Co CPA (Isr) has audited our Financial Statements for the period October 30, 2013 (date of inception) through October 31, 2013 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure from date of appointment as our independent registered accountant through the period of audit (inception October 30, 2013 through October 31, 2013).

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

LEGAL PROCEEDINGS

We are not a party to any legal proceedings the outcome of which, in the opinion of our management, would have a material adverse effect on our business, financial condition, or results of operation.

LEGAL MATTERS

The validity of the common shares being offered hereby will be passed upon by J.M. Walker & Associates, Attorneys At Law, Centennial, Colorado.

WHERE YOU CAN FIND MORE INFORMATION

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

Bling Marketing, Inc.

150 West 46th street

New York, New York 10036

Telephone 855-307-2134

Attention: Dena Kurland

Chief Executive Officer

Our fiscal year ends on December 31st. Upon completion of this offering, we will be a reporting company and file annual, quarterly and current reports with the SEC. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F Street, N.E., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800- SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http:\\www.sec.gov.

BLING MARKETING, INC.

(A Development Stage Company

Financial Statements

TABLE OF CONTENTS

Page

Report of Independent Registered Public Accounting Firm

   37

Balance Sheet as of October 31, 2013

   38

Statement of Operations for the period from October 30, 2013

   (date of inception) to October 31, 2013

   39

Statements of Stockholder's Deficit for the period from October 30, 2013

   (date of inception) to October 31, 2013

   40

Statements of Cash Flows for the period from October 30, 2013

   (date of inception) to October 31, 2013

   41

Notes to financial statements

   42

REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Bling Marketing Inc.

We have audited the accompanying balance sheet of Bling Marketing Inc (“the Company”) as of October 31, 2013 and the related statements of operations, changes in stockholders’ deficit and cash flows for the period from inception (October 30, 2013) through October 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bling Marketing Inc as of October 31, 2013 and the results of its operations and cash flows for the period described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As of October 31, 2013, the Company has a working capital deficit and does not have the cash resources sufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Dov Weinstein & Co. C.P.A. (Isr)

www.wcpa.co.il

Jerusalem, Israel

December 6, 2013

BLING MARKETING INC

(A Development Stage Company)

BALANCE SHEET

ASSETS	October 31, 2013
$
Current Assets:
Cash and cash equivalents	500

TOTAL ASSETS	500

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable and accrued expenses	325
Short-term borrowings from related party	714

Total liabilities	1,039

Stockholders’ Deficit
Common stock, $0.0001 par value, 25,000,000 shares authorized; 3,000,000 shares issued and outstanding as of October 31, 2013	300

Accumulated deficit during development stage	(839)

Total Stockholders’ Deficit	(539)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	500

The accompanying notes are an integral part of these financial statements.

BLING MARKETING INC

(A Development Stage Company)

STATEMENT OF OPERATIONS

Period from October 30, 2013 (Inception) to October 31, 2013
$

Sales :	-

Operating expenses
- Other costs	325
- Professional fees – Setup costs	514
Total operating expenses	(839)

Net loss	(839)

Loss per share - basic and diluted:

Net loss per common share	-

Weighted average number of common shares outstanding	1,500,000

The accompanying notes are an integral part of these financial statements.

BLING MARKETING INC

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' DEFICIT

for the period of OCTOBER 30, 2013 (INCEPTION) to OCTOBER 31, 2013

	Common Stock		Accumulated Deficit During Development Stage	Total Stockholders’ Deficit
	Shares	Amount
		$	$	$

Inception (October 30, 2013)	-	-	-	-

Common stock issued for cash at $0.0001 per share	3,000,000	300	-	300

Loss for the period	-	-	(839)	(839)

Balance at October 31, 2013	3,000,000	300	(839)	(539)

The accompanying notes are an integral part of these financial statements.

BLING MARKETING INC

(A Development Stage Company)

STATEMENT OF CASH FLOWS

Period from October 30, 2013 (Inception) to October 31, 2013
$
Cash Flows from Operating Activities

Net loss	(839)

Changes in operating assets and liabilities:
Short-term borrowings	514
Accounts payable and accrued expenses	325
Net cash used in operating activities	-

Cash Flows from Investing Activities	-

Cash Flows from Financing Activities
Proceeds from issuance of common stock	300
Proceeds from short-term borrowings	200
Net cash provided by financing activities	500

Increase in cash and cash equivalents	500

Cash and cash equivalents at beginning of the period	-

Cash and cash equivalents at end of the period	500

The accompanying notes are an integral part of these financial statements.

BLING MARKETING INC

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the period ended OCTOBER 31, 2013

NOTE 1 – NATURE OF BUSINESS AND BASIS OF PRESENTATION

Bling Marketing Inc. (the “Company”) is a Nevada Corporation. The Company is in the development stage as defined by Accounting Standards Codification 915 (ASC 915), “Accounting and reporting by Development Stage Enterprises”. The Company is devoting substantially all of its efforts to development of its business plan; to establish itself as a wholesale jewelry company.

Basis of Presentation

The Company maintains its accounting records on an accrual basis in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

These financial statements are presented in US dollars.

Fiscal Year End

The Corporation has adopted a fiscal year end of December 31.

Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  As at October 31, 2013, the Company has an accumulated deficit of $839 and has earned no revenues since inception and has a working capital deficit.  The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending December 31, 2013.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan.  In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts or revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The principal accounting policies are set out below, these policies have been consistently applied to the period presented, unless otherwise stated:

Cash and cash equivalents

Cash and equivalents include investments with initial maturities of three months or less. The Company maintains its cash balances at credit-worthy financial institutions that are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000.

Property, Plant and Equipment

The Company does not own any property, plant and equipment.

Intellectual Properties

The Company has adopted the provisions of ASC 350-50, Website Development Costs. All costs incurred during the planning phase of a website are expensed as research and development.

Costs incurred in the development stage, including the purchase of a domain name, are capitalized and reviewed annually for impairment.

Expenses subsequent to the launch will be expensed as research and development expenses. The Company will expense upgrades and revisions to its website as incurred.

Once the website is available for use, the asset will be amortized over its useful life on a straight line basis, estimated to be 3 years, and is tested for impairment annually.

Accounts payable and accrued expenses

Accounts payable and accrued expenses are carried at amortized cost and represent liabilities for goods and services provided to the Company prior to the end of the financial year that are unpaid and arise when the Company becomes obliged to make future payments in respect of the purchase of these goods and services.

Earnings per share

The Company computes net loss per share in accordance with ASC 260, "Earnings Per Share" ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is calculated by dividing the profit or loss attributable to common shareholders of the Company by the weighted average number of common shares outstanding during the period. Diluted EPS is determined by adjusting the profit or loss attributable to common shareholders and the weighted average number of common shares outstanding for the effects of all potential dilutive common shares, which comprise options granted to employees. As at October 31, 2013, the Company had no potentially dilutive shares.

Income taxes

Income taxes are accounted for in accordance with ASC Topic 740, “Income Taxes.”  Under the asset and liability method, deferred tax assets and liabilities are recognized for the future consequences of differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases (temporary differences).  Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are recovered or settled.  Valuation allowances for deferred tax assets are established when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Recent Accounting Pronouncements

Company management do not believe that the adoption of recently issued accounting pronouncements will have a significant impact on the Company's financial position, results of operations, or cash flows.

NOTE 3 – SHORT-TERM BORROWINGS FROM RELATED PARTY

October 31
2013
$

Loans from related party	714

The above loan is unsecured, bears no interest and has no set terms of repayment. This loan is repayable on demand.

NOTE 4 – STOCKHOLDER’S EQUITY

Common Stock

On October 31, 2013, the Company issued 3,000,000 shares of common stock to the director of the Company at a price of $0.0001 per share, for $300 cash.

NOTE 5 – INCOME TAXES

The provision (benefit) for income taxes for the period ended October 31, 2013 was as follows (assuming a 15% effective tax rate):
October 31
2013
$
Current Tax Provision
Federal-
Taxable income
Total current tax provision	-
-

Deferred Tax Provision
Federal-
Loss carry forwards	126
Change in valuation allowance	(126)
Total deferred tax provision	-

The Company had deferred income tax assets as of October 31, 2013 as follows:

Loss carry forwards	126
Less - Valuation allowance	(126)
-

The Company provided a valuation allowance equal to the deferred income tax assets for period ended October 31, 2013 because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of October 31, 2013, the Company had approximately $839 in tax loss carryforwards that can be utilized future periods to reduce taxable income, and expire by the year 2033.

The Corporation did not identify any material uncertain tax positions. The Corporation did not recognize any interest or penalties for unrecognized tax benefits.

The federal income tax returns of the Corporation are subject to examination by the IRS, generally for three years after they are filed.

NOTE 6 - FAIR VALUE MEASUREMENTS

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurements”.  The objective of SFAS 157 (ASC 820) is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 (ASC 820) defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 (ASC 820) applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements.

The Company has various financial instruments that must be measured under the new fair value standard including: cash in bank. The Company currently does not have non-financial assets or non-financial liabilities that are required to be measured at fair value on a recurring basis. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

- Level 1:

Quoted prices in active markets for identical instruments;

- Level 2:

Other significant observable inputs (including quoted prices in active markets for similar instruments);

- Level 3:

Significant unobservable inputs (including assumptions in determining the fair value of certain investments).

Financial assets and liabilities carried at fair value and measured on a recurring basis are classified in the hierarchy as follows:

	Fair Value at October 31, 2013
	Level 1	Level 2	Level 3	Total
	$	$	$	$

Cash and cash equivalents	500	-	-	500
Total financial assets carried at fair value	500	-	-	500

NOTE 7 – RELATED PARTY TRANSACTIONS

Details of transactions between the Corporation and related parties are disclosed below.

The following entities have been identified as related parties:

Dena Kurland

Director and greater than 10% stockholder

The following transactions were carried out with related parties:

October 31
2013
$
Balance sheet:
Short term borrowings – Director’s loan	714

From time to time, the president and stockholder of the Company provides advances to the Company for its working capital purposes. These advances bear no interest and are due on demand.

NOTE 8 – RECENT ACCOUNTING STANDARD UPDATES

There are no new accounting pronouncements expected to have any impact on the Company's financial statements.

NOTE 9 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, Company management reviewed all material events through the date of this report and determined that there are no additional material subsequent events to report.

Up to a Maximum of 1,000,000 Common Shares

at $0.25 per Common Share

Prospectus

Bling Marketing, Inc.

January 31, 2014

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until ____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered.

The registrant shall pay the expenses.

SEC Registration Fee	$ 32.20
Printing and Engraving Expenses	1,500.00
Legal Fees and Expenses	16,500.00
Accounting Fees and Expenses	4,000.00
Miscellaneous	3,467.80
TOTAL	$25,500.00

Item 14.  Indemnification of Directors and Officers

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.  Recent Sales of Unregistered Securities

On October 31, 2013, the registrant issued 3,000,000 common shares to Dena Kurland, the chief executive officer and a director of the registrant, at a price of $0.0001 per share, for $300 cash.

This issuance is exempt under Section 4(a)(2) of the Securities Act.  Ms. Kurland has sufficient knowledge and experience in finance and business matters to be a “sophisticated investor”, had full access to the type of information normally provided in a prospectus, and has agreed not to resell or distribute the securities to the public.

Item 16.  Exhibits and Financial Statement Schedules

---------------------------------------------------

The following exhibits are filed as part of this registration statement:

Exhibit            Description

-------

-----------

   3

Articles of Incorporation, By-Laws

  (i)      Articles of Incorporation and amendment.

  (ii)     By-Laws.

   5

Consent and Opinion of J.M. Walker & Associates, Attorneys at

  Law regarding the legality of the securities being registered

  11

Statement of Computation of Per Share Earnings

  This Computation appears in the Financial Statements.

  23

Consent of Certified Public Accountant.

Item 17.  Undertakings

----------------------

   (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

        ii. Reflect in the prospectus any facts or events arising after the effective date of which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC in accordance with Rule 424(b) of this chapter, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        iii. Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  The registrant is relying on Rule 430B (230.430B of this chapter):

   A.  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

   B.  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (6)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

   i.  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

   ii.  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  iv.  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of New York, State of New York, on January 31, 2014.

Bling Marketing, Inc.

By: /s/ Dena Kurland

      Dena Kurland, CEO, CFO

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:  /s/Dena Kurland

Dated: January 31, 2014

       Dena Kurland

       Principal Executive Officer

       Principal Financial Officer

       Principal Accounting Officer

        Controller

       Director

By:  /s/Emily Mase-Rosenblum

Dated: January 31, 2014

       Emily Mase-Rosenblum

       Secretary